EXHIBIT 99.1

RANGE ANNOUNCES 2011 FINANCIAL RESULTS

FORT WORTH, TEXAS, FEBRUARY 21, 2012…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its 2011 financial results. Reported GAAP net income for 2011 increased to $58 million ($0.36 per diluted share) versus a net loss of $239 million ($1.52 loss per diluted share) for 2010. Net cash provided from operating activities including changes in working capital totaled $632 million, a 23% increase over the prior year result of $513 million. Results were driven by higher production volumes and lower unit costs.

Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $176 million ($1.11 per diluted share) for 2011, almost double the prior year amount of $89 million ($0.56 per diluted share). Cash flow from operations before changes in working capital, a non-GAAP measure, increased 28% to $737 million versus $577 million for the previous year. Comparing these amounts to analysts’ average First Call consensus estimates, the Company’s earnings per share ($1.11 per diluted share) exceeded the consensus of analysts’ estimates of $1.06 per diluted share. Cash flow per share ($4.62 per diluted share) for the year also exceeded the consensus analysts’ estimates of $4.30 per diluted share. See “Non-GAAP Financial Measures” for a definition of each of these non-GAAP financial measures and tables that reconcile each of these non-GAAP measures to their most directly comparable GAAP financial measure.

As previously reported, production for 2011 averaged 554 Mmcfe per day, a 12% increase over 2010. Excluding production from our Barnett properties which were sold at the end of April 2011, production growth was 36%. Fourth quarter 2011 production volumes averaged 625 Mmcfe per day, a record high for Range. Fourth quarter 2011 production increased 16% over the prior-year period (including our Barnett Shale production) and was 16% higher than third quarter 2011.

Proved reserves increased 14% year-over-year to 5.1 Tcfe. Without giving effect to the sale of the Barnett properties, the year-over-year proved reserve increase would have been 43%. All-in finding and development cost averaged $0.89 per mcfe, with all-in reserve replacement of 850%. Drill bit only finding cost averaged $0.76 per mcfe. Production and reserve growth per share, on a debt-adjusted basis, reached 12% in 2011, representing the sixth consecutive year of double-digit per-share growth for both production and reserves. Range’s unrisked unproved resource potential at year-end 2011 increased to 44—60 Tcfe up from 35—52 Tcfe at year-end 2010.

Commenting, Jeff Ventura, the Company’s President and CEO, said, “Range had an outstanding 2011. Despite selling the Barnett properties which at the time, contributed over 20% of our production and resources, we again achieved double-digit per share (debt-adjusted) growth in production and reserves. Our growth was achieved at very low all-in finding cost of $0.89 per mcfe. This represents our sixth consecutive year of double-digit per share (debt-adjusted) growth in production and reserves. Consistent growth at low cost is directly related to the quality of our drilling inventory. We also are very pleased with our ability to continue to drive down our unit costs. In particular, the 38% year-over-year decrease in fourth quarter lease operating costs per mcfe is a significant achievement and reflects not only the low-cost nature of our properties but the “growth at low cost” focus of the entire Range team. Looking forward to 2012, we are in excellent position to continue to drive up per share value. The Barnett sale significantly strengthened our balance sheet, providing us $1.3 billion of liquidity at year-end 2011. Our excellent hedge position has over 70% of our 2012 natural gas production locked in at a floor price nearly 50% above the current market. Most importantly, we have a drilling inventory that generates attractive returns even in the current low natural gas price environment. Lastly, we have an extraordinary team of people focused on consistently delivering on our strategy of “growth at low cost”.”

Financial Discussion –

(Except for reported GAAP amounts, specific expense categories exclude non-cash property impairments, mark-to-market on unrealized derivatives, non-cash stock compensation and other items shown separately on attached tables but include the results associated with Barnett Shale properties combined with the reported continuing operations amounts. Effective with 2011 year-end reporting, the Company has reclassified only third party transportation, gathering and compression costs as a separate component of operating expenses which previously was included as a reduction of natural gas, natural gas liquids and oil sales. Prior reported results have been similarly reclassified to conform to the current year presentation.)

Full Year 2011

(Reported GAAP amounts do not include the Barnett operations and reclassifies the Barnett operations as discontinued.) GAAP revenues for 2011 totaled $1.2 billion (28% increase as compared to 2010), GAAP net cash provided from operating activities including changes in working capital reached $632 million (23% increase) and GAAP earnings rose to $58 million versus a $239 million loss in 2010. The increase in net income was driven by a 36% increase in production and lower costs per mcfe. Wellhead prices, after adjustment for all cash-settled hedges and derivatives and net of transportation, gathering and compression costs averaged $5.68 per mcfe.

(Non-GAAP amounts combine the Barnett operations with the Company’s other operations and makes certain adjustments to conform to analyst prepared estimates. See “Non-GAAP Financial Measures” for a definition of each of these non-GAAP financial measures and tables that reconcile each of these non-GAAP measures to their most directly comparable GAAP financial measure.) Non-GAAP revenues for 2011 totaled $1.3 billion (16% increase as compared to 2010), cash flow from operations before changes in working capital, a non-GAAP measure, increased 28% to $737 million and adjusted net income, a non-GAAP measure, was $176 million ($1.11 per diluted share) in 2011 versus a $89 million ($0.56 per diluted share) in 2010. The increase in net income was driven by a 12% increase in production, higher realized prices and lower costs per mcfe. Wellhead prices, after adjustment for all cash-settled hedges and derivatives and net of transportation, gathering and compression costs averaged $5.58 per mcfe. The cash margin per mcfe for 2011 averaged $3.59 per mcfe, a 15% increase over 2010. On a unit of production basis, the Company’s costs continue to decline as the five largest cost categories decreased by $0.19 per mcfe or 4% in aggregate as compared to the prior year. Leading the way were direct operating expenses which averaged $0.60 per mcfe, a 16% decrease compared to the prior year. Depreciation, depletion and amortization expense decreased 14% to $1.73 per mcfe.

Fourth Quarter

(Reported GAAP amounts do not include the Barnett operations and reclassifies the Barnett operations as discontinued.) GAAP revenues for the fourth quarter of 2011 totaled $300 million (34% increase as compared to fourth quarter 2010), GAAP net cash provided from operating activities including changes in working capital reached $218 million (93% increase) and GAAP earnings was a net loss of $3 million ($0.02 loss per diluted share) versus a net loss of $318 million ($2.02 loss per diluted share) in 2010. The increase in net income was driven by a 46% increase in production and lower costs per mcfe. Wellhead prices, after adjustment for all cash-settled hedges and derivatives and net of transportation, gathering and compression costs averaged $5.41 per mcfe.

(Non-GAAP amounts combine the Barnett operations with the Company’s other operations and makes certain adjustments to conform to analyst prepared estimates. See “Non-GAAP Financial Measures” for a definition of each of these non-GAAP financial measures and tables that reconcile each of these non-GAAP measures to their most directly comparable GAAP financial measure.) Non-GAAP revenues for fourth quarter 2011 totaled $348 million (21% increase as compared to fourth quarter 2010), cash flow from operations before changes in working capital, a non-GAAP measure, increased 36% to $216 million and adjusted net income, a non-GAAP measure, was $53 million ($0.33 per diluted share) for the fourth quarter 2011 versus $30 million ($0.19 per diluted share) for the fourth quarter 2010. The increase in net income was driven by a 16% increase in production and lower costs per mcfe. Both cash flow ($1.35) and earnings ($0.33) per share exceeded analysts’ estimates of $1.26 and $0.31 per share, respectively. Wellhead prices, after adjustment for all cash-settled hedges and derivatives and net of transportation, gathering and compression costs averaged $5.41 per mcfe and increase of 2%. Cash margins rose 18% to $3.69 per mcfe as compared to the fourth quarter in 2010. On a unit of production basis, the Company’s five largest operating cost categories decreased by $0.41 per mcfe, or 9% as compared to the prior-year quarter. Direct operating expenses for the quarter were $0.45 per mcfe, a 38% decrease compared to the prior-year quarter. Depreciation, depletion and amortization expense decreased 9% to $1.69 per mcfe.

Balance Sheet

During 2011, Range strengthened its balance sheet with the sale of its Barnett Shale and other miscellaneous properties for approximately $950 million. The sale proceeds were used to fully repay the outstanding balance on its bank credit facility. By the end of the third quarter, the production associated with the Barnett Shale sale had been fully replaced through the Company’s drilling program. At year-end 2011, there was a $187 million outstanding balance on the credit facility, providing the Company $1.3 billion of liquidity.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, February 22 at 1:00 p.m. ET. To participate in the call, please dial 877-407-0778 and ask for the Range Resources 2011 financial results conference call. A replay of the call will be available through March 31. To access the phone replay dial 877-660-6853. The account number is 286 and the conference ID is 381259.

A simultaneous webcast of the call may be accessed over the Internet at http://www.rangeresources.com/ or http://www.vcall.com/. The webcast will be archived for replay on the Company’s website until March 31.

Non-GAAP Financial Measures:

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income from operations before income taxes adjusted for certain non-cash items (detailed below and in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods.

Cash flow from operations before changes in working capital as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles Net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production including the amounts realized on cash-settled derivatives and net of transportation, gathering and compression expense is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third party transportation, gathering and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third party transportation, gathering and compression expense which historically were reported as natural gas, NGLs and oil sales. This information will serve to bridge the gap between various readers’ understanding and fully disclose the information needed.

Range has disclosed two primary metrics in this release to measure our ability to establish a long-term trend of adding reserves at a reasonable cost – a reserve replacement ratio and finding and development cost per unit. The reserve replacement ratio is an indicator of our ability to replace annual production volumes and grow our reserves. It is important to economically find and develop new reserves that will offset produced volumes and provide for future production given the inherent decline of hydrocarbon reserves as they are produced. We believe the ability to develop a competitive advantage over other natural gas and oil companies is dependent on adding reserves in our core areas at lower costs than our competition. The reserve replacement ratio is calculated by dividing production for the year into the total of proved extensions, discoveries and additions, proved reserves added by performance and the reduction of reserves due to changes in prices as shown in the summary of changes in the proved reserves table.

Finding and development cost per unit is a non-GAAP metric used in the exploration and production industry by companies, investors and analysts. The calculations presented by the Company are based on costs incurred excluding asset retirement obligations and divided by proved reserve additions (extensions, discoveries and additions shown in the summary of changes in proved reserves table) adjusted for the changes in proved reserves for performance revisions and/or price revisions as stated in each instance in the release. This calculation does not include the future development costs required for the development of proved undeveloped reserves. The SEC method of computing finding costs contains additional cost components and results in a higher number. A reconciliation of the two methods is shown on our website at www.rangeresources.com.

The reserve replacement ratio and finding and development cost per unit are statistical indicators that have limitations, including their predictive and comparative value. As an annual measure, the reserve replacement ratio can be limited because it may vary widely based on the extent and timing of new discoveries and the varying effects of changes in prices and well performance. In addition, since the reserve replacement ratio and finding and development cost per unit do not consider the cost or timing of future production of new reserves, such measures may not be an adequate measure of value creation. These reserves metrics may not be comparable to similarly titled measurements used by other companies.

Year-end pre-tax discounted present value is considered a non-GAAP financial measure as defined by the SEC. We believe that the presentation of pre-tax discounted present value is relevant and useful to our investors because it presents the discounted future net cash flows attributable to our proved reserves prior to taking into account corporate future income taxes and our current tax structure. We further believe investors and creditors use pre-tax discounted present value as a basis for comparison of the relative size and value of our reserves as compared with other companies. Range’s pre-tax discounted present value as of December 31, 2011 may be reconciled to its standardized measure of discounted future net cash flows as of December 31, 2011 by reducing Range’s pre-tax discounted present value by the discounted future income taxes associated with such reserves.

Reconciliation of PV-10

($ in millions) (unaudited)

December 31, 2011
Standardized measure of discounted future net of cash flows	$4,515
Discounted future cash flows for income taxes	1,569

Discounted future net cash flows before income taxes (PV-10)	$6,084

Range has disclosed a debt-adjusted per share metric in this release to measure per-share growth of production and reserves. This debt-adjusted metric keeps the debt-to-capitalization ratio unchanged during the calculation period. To achieve a constant debt-to-capitalization ratio, the share count is adjusted to increase/decrease equity from the actual end-of-year to the beginning of period level debt-to-cap. This adjustment is made by dividing the necessary increase/decrease in equity by the average common share price during the year for production (year-end price for reserves) to arrive at shares issued/repurchased. The production or reserves are then divided by this adjusted share count to reach the debt-adjusted per share results.

Hedging and Derivatives

In this news release, Range has reclassified within total revenues its financial reporting of the cash settlement of its commodity derivatives. Under this presentation those hedges considered “effective” under ASC 815 are included in “Natural gas, NGLs and oil sales” when settled. For those hedges designated to regions where the historical correlation between NYMEX and regional prices is “non-highly effective” or is “volumetric ineffective” due to sale of the underlying reserves, they are deemed to be “derivatives” and the cash settlements are included in a separate line item shown as “Derivative fair value income (loss)” in the consolidated statements of operations included in the Company’s Form 10-K along with the change in mark-to-market valuations of such unrealized derivatives. The Company has provided additional information regarding natural gas, NGLs and oil sales in a supplemental table included with this release, which would correspond to amounts shown by analysts for natural gas, NGLs and oil sales realized, including cash-settled derivatives.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading independent oil and natural gas producer with operations focused in Appalachia and the southwest region of the United States. The Company pursues an organic growth strategy targeting high return, low-cost projects within its large inventory of low risk, development drilling opportunities. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at http://www.rangeresources.com/ and http://www.myrangeresources.com/.

Except for historical information, statements made in this release such as consistent growth at low cost, drive up per share value, excellent hedge position and generates attractive returns are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and Range’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the results of our hedging transactions, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates and environmental risks. Range undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in Range’s filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose the Company’s probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as “resource potential,” or “unproved resource potential,”“upside” and “EURs per well” or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC’s guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. Unproved resource potential refers to Range’s internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System and does not include proved reserves. Area wide unproven, unrisked resource potential has not been fully risked by Range’s management. “EUR,” or estimated ultimate recovery, refers to our management’s internal estimates of per well hydrocarbon quantities that may be potentially recovered from a hypothetical future well completed as a producer in the area. These quantities do not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Our management estimated these EURs based on our previous operating experience in the given area and publicly available information relating to the operations of producers who are conducting operating in these areas. Actual quantities that may be ultimately recovered from Range’s interests will differ substantially. Factors affecting ultimate recovery include the scope of Range’s drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data. In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K by calling the SEC at 1-800-SEC-0330.

2012-6

SOURCE:	Range Resources Corporation
Main number: 817-870-2601

Investor Contacts:

Rodney Waller, Senior Vice President
817-869-4258

David Amend, Investor Relations Manager
817-869-4266

Laith Sando, Senior Financial Analyst
817-869-4267
or

Media Contact:

Matt Pitzarella, Director of Corporate Communications
724-873-3224

www.rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS

Based on GAAP reported earnings with additional

details of items included in each line in Form 10-K

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010		2011	2010
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$331,720	$231,879		$1,173,266	$823,290
Derivative cash settlements gain (loss) (a) (c)	13,800	18,758		22,142	35,636
Gain on early settlement of oil collars (c)	—	—		—	15,697
Change in mark-to-market on unrealized derivatives gain (loss) (c)	(51,331)	(25,971)		15,762	(2,086)
Ineffective hedging (loss) gain (c)	(348)	(13)		2,183	2,387
Equity method investment (d)	356	348		(1,043)	(1,482)
Transportation and gathering (d)	967	206		2,162	2,236
Transportation and gathering – non-cash stock compensation (b) (d)	(348)	(277)		(1,455)	(1,203)
Gain (loss) on sale of properties	3,539	(1,514)		2,259	76,642
Other (d)	1,712	637		3,380	519

Total revenues and other income	300,067	224,053	34%	1,218,656	951,636	28%

Costs and expenses:
Direct operating	25,347	27,194		110,985	94,267
Direct operating – non-cash stock compensation (b)	571	538		1,987	2,007
Transportation, gathering and compression	34,576	20,009		120,755	62,837
Production and ad valorem taxes	5,920	6,999		27,666	26,107
Exploration	24,042	15,744		77,259	56,297
Exploration – non-cash stock compensation (b)	940	978		4,108	4,209
Abandonment and impairment of unproved properties	27,639	19,025		79,703	49,738
General and administrative	32,647	28,330		113,461	99,423
General and administrative – non-cash stock compensation (b)	8,756	7,773		36,244	34,174
General and administrative – lawsuit settlements	302	331		540	3,366
General and administrative – bad debt expense	500	3,608		946	3,608
Termination costs	—	514		—	5,652
Termination costs – non-cash stock compensation (b)	—	—		—	2,800
Deferred compensation plan (e)	9,640	14,978		43,209	(10,216)
Interest expense	34,709	25,100		125,052	90,665
Loss on early extinguishment of debt	—	—		18,576	5,351
Depletion, depreciation and amortization	97,092	72,888		341,221	275,238
Impairment of proved property	—	—		38,681	6,505

Total costs and expenses	302,681	244,009	24%	1,140,393	812,028	40%

Income (loss) from continuing operations before income taxes	(2,614)	(19,956)	87%	78,263	139,608	-44%

Income tax expense benefit:
Current	636	(826)		637	(836)
Deferred	(425)	(9,823)		34,920	51,746

	211	(10,649)		35,557	50,910

Income (loss) from continuing operations	(2,825)	(9,307)	70%	42,706	88,698	-52%
Discontinued operations, net of tax	(164)	(308,412)		15,320	(327,954)

Net (loss) income	$(2,989)	$(317,719)	99%	$58,026	$(239,256)	124%

Income (Loss) Per Common Share:
Basic-Income (loss) from continuing operations	$(0.02)	$(0.06)		$0.26	$0.56
Discontinued operations	—	(1.96)		0.10	(2.09)

Net income (loss)	$(0.02)	$(2.02)	99%	$0.36	$(1.53)	124%

Diluted-Income (loss) from continuing operations	$(0.02)	$(0.06)		$0.26	$0.55
Discontinued operations	—	(1.96)		0.10	(2.07)

Net income (loss)	$(0.02)	$(2.02)	99%	$0.36	$(1.52)	124%

Weighted average common shares outstanding, as reported:
Basic	158,413	157,162	1%	158,030	156,874	1%
Diluted	160,051	157,162	2%	159,441	158,428	1%

(a)	See separate natural gas, NGLs and oil sales information table.
(b)	Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-K.
(c)	Included in Derivative fair value income in the 10-K.
(d)	Included in Other revenues in the 10-K.
(e)	Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS

Restated for Barnett discontinued operations,

a non-GAAP presentation

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
	As reported	Barnett Discontinued Operations	Including Barnett Ops	As reported	Barnett Discontinued Operations	Including Barnett Ops
Revenues:
Natural gas, NGLs and oil sales	$331,720	$188	$331,908	$231,879	$36,556	$268,435
Derivative cash settlements gain (loss)	13,800	—	13,800	18,758	—	18,758
Gain on early settlement of oil collars	—	—	—	—	—	—
Change in mark-to-market on unrealized derivatives gain (loss)	(51,331)	—	(51,331)	(25,971)	—	(25,971)
Ineffective hedging gain (loss)	(348)	—	(348)	(13)	—	(13)
Equity method investment	356	—	356	348	—	348
Transportation and gathering	967	—	967	206	6	212
Transportation and gathering – non-cash stock compensation	(348)	—	(348)	(277)	—	(277)
Gain (loss) on sale of properties	3,539	(81)	3,458	(1,514)	—	(1,514)
Interest and other	1,712	—	1,712	637	35	672

	300,067	107	300,174	224,053	36,597	260,650

Expenses:
Direct operating	25,347	245	25,592	27,194	8,705	35,899
Direct operating – non-cash stock compensation	571	—	571	538	63	601
Transportation, gathering and compression	34,576	17	34,593	20,009	1,923	21,932
Production and ad valorem taxes	5,920	103	6,023	6,999	1,620	8,619
Exploration	24,042	—	24,042	15,744	21	15,765
Exploration – non-cash stock compensation	940	—	940	978	—	978
Abandonment and impairment of unproved properties	27,639	—	27,639	19,025	4,508	23,533
General and administrative	32,647	—	32,647	28,330	—	28,330
General and administrative – non-cash stock compensation	8,756	—	8,756	7,773	—	7,773
General and administrative – lawsuit settlements	302	—	302	331	—	331
General and administrative – bad debt expense	500	—	500	3,608	—	3,608
Termination costs	—	—	—	514	—	514
Termination costs – non-cash stock compensation	—	—	—	—	—	—
Deferred compensation plan	9,640	—	9,640	14,978	—	14,978
Interest expense	34,709	—	34,709	25,100	11,220	36,320
Loss on early extinguishment of debt	—	—	—	—	—	—
Depletion, depreciation and amortization	97,092	—	97,092	72,888	19,228	92,116
Impairment of proved properties	—	—	—	—	463,244	463,244

	302,681	365	303,046	244,009	510,532	754,541

Income (loss) from continuing operations before income taxes	(2,614)	(258)	(2,872)	(19,956)	(473,935)	(493,891)

Income tax expense (benefit):
Current	636	—	636	(826)	—	(826)
Deferred	(425)	(94)	(519)	(9,823)	(165,523)	(175,346)

	211	(94)	117	(10,649)	(165,523)	(176,172)

Income (loss) from continuing operations	(2,825)	(164)	(2,989)	(9,307)	(308,412)	(317,719)
Discontinued operations-Barnett Shale, net of tax	(164)	164	—	(308,412)	308,412	—

Net income (loss)	$(2,989)	—	$(2,989)	$(317,719)	—	$(317,719)

OPERATING HIGHLIGHTS

Average daily production:
Natural gas (mcf)	490,731	289	491,020	315,205	94,723	409,928
NGLs (bbl)	16,886	45	16,931	13,063	3,253	16,316
Oil (bbl)	5,407	2	5,409	5,452	75	5,527
Gas equivalent (mcfe)	624,491	568	625,059	426,296	114,691	540,987

Average prices realized:
Natural gas (mcf)	$4.10	—	$4.09	$4.94	$2.54	$4.38
NGLs (bbl)	$54.32	—	$54.31	$42.65	$39.82	$42.09
Oil (bbl)	$83.71	—	$83.71	$72.29	$81.40	$72.41
Gas equivalent (mcfe)	$5.41	—	$5.41	$5.88	$3.28	$5.33

Direct operating cash costs per mcfe:
Field expenses	$0.42	—	$0.43	$0.67	$0.79	$0.70
Workovers	$0.02	—	$0.02	$0.02	$0.03	$0.02

Total operating costs	$0.44	—	$0.45	$0.69	$0.82	$0.72

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS

Restated for Barnett discontinued operations,

a non-GAAP presentation

(Unaudited, in thousands, except per share data)

	Twelve Months Ended December 31, 2011			Twelve Months Ended December 31, 2010
	As reported	Barnett Discontinued Operations	Including Barnett Ops	As reported	Barnett Discontinued Operations	Including Barnett Ops
Revenues:
Natural gas, NGLs and oil sales	$1,173,266	$59,185	$1,232,451	$823,290	$157,778	$981,068
Derivative cash settlements gain	22,142	—	22,142	35,636	—	35,636
Gain on early settlement of oil collars	—	—	—	15,697	—	15,697
Change in mark-to-market on unrealized derivatives gain (loss)	15,762	—	15,762	(2,086)	—	(2,086)
Ineffective hedging gain	2,183	—	2,183	2,387	—	2,387
Equity method investment	(1,043)	—	(1,043)	(1,482)	—	(1,482)
Transportation and gathering	2,162	6	2,168	2,236	35	2,271
Transportation and gathering – non-cash stock compensation	(1,455)	—	(1,455)	(1,203)	—	(1,203)
Gain on sale of properties	2,259	4,771	7,030	76,642	955	77,597
Interest and other	3,380	4	3,384	519	32	551

	1,218,656	63,966	1,282,622	951,636	158,800	1,110,436

Expenses:
Direct operating	110,985	10,035	121,020	94,267	35,010	129,277
Direct operating – non-cash stock compensation	1,987	45	2,032	2,007	318	2,325
Transportation, gathering and compression	120,755	5,257	126,012	62,837	8,624	71,461
Production and ad valorem taxes	27,666	1,309	28,975	26,107	7,545	33,652
Exploration	77,259	37	77,296	56,297	581	56,878
Exploration – non-cash stock compensation	4,108	—	4,108	4,209	—	4,209
Abandonment and impairment of unproved properties	79,703	—	79,703	49,738	20,233	69,971
General and administrative	113,461	—	113,461	99,423	—	99,423
General and administrative – non-cash stock compensation	36,244	—	36,244	34,174	—	34,174
General and administrative – lawsuit settlements	540	—	540	3,366	—	3,366
General and administrative – bad debt expense	946	—	946	3,608	—	3,608
Termination costs	—	—	—	5,652	—	5,652
Termination costs – non-cash stock compensation	—	—	—	2,800	—	2,800
Deferred compensation plan	43,209	—	43,209	(10,216)	—	(10,216)
Interest expense	125,052	14,791	139,843	90,665	40,527	131,192
Loss on early extinguishment of debt	18,576	—	18,576	5,351	—	5,351
Depletion, depreciation and amortization	341,221	8,894	350,115	275,238	88,269	363,507
Impairment of proved properties	38,681	—	38,681	6,505	463,244	469,749

	1,140,393	40,368	1,180,761	812,028	664,351	1,476,379

Income (loss) from continuing operations before income taxes	78,263	23,598	101,861	139,608	(505,551)	(365,943)

Income tax expense (benefit):
Current	637	—	637	(836)	—	(836)
Deferred	34,920	8,278	43,198	51,746	(177,597)	(125,851)

	35,557	8,278	43,835	50,910	(177,597)	(126,687)

Income (loss) from continuing operations	42,706	15,320	58,026	88,698	(327,954)	(239,256)
Discontinued operations-Barnett Shale, net of tax	15,320	(15,320)	—	(327,954)	327,954	—

Net income (loss)	$58,026	—	$58,026	$(239,256)	—	$(239,256)

OPERATING HIGHLIGHTS

Average daily production:
Natural gas (mcf)	397,825	32,316	430,141	290,815	98,318	389,134
NGLs (bbl)	14,664	605	15,268	9,864	2,438	12,302
Oil (bbl)	5,369	23	5,391	5,300	95	5,395
Gas equivalent (mcfe)	518,019	36,079	554,098	381,800	113,513	495,313

Average prices realized:
Natural gas (mcf)	$4.43	$2.92	$4.37	$4.89	$3.19	$4.46
NGLs (bbl)	$50.82	$46.00	$50.63	$39.75	$36.08	$39.03
Oil (bbl)	$81.34	$91.85	$81.38	$69.19	$75.62	$69.31
Gas equivalent (mcfe)	$5.68	$3.44	$5.58	$5.71	$3.60	$5.23

Direct operating cash costs per mcfe:
Field expenses	$0.57	$0.74	$0.58	$0.66	$0.80	$0.69
Workovers	$0.02	$0.02	$0.02	$0.02	$0.04	$0.03

Total operating costs	$0.59	$0.76	$0.60	$0.68	$0.84	$0.72

RANGE RESOURCES CORPORATION

BALANCE SHEETS

(In thousands)

	December 31, 2011	December 31, 2010
	(Audited)	(Audited)
Assets
Current assets	$141,342	$112,736
Current assets of discontinued operations	—	877,579
Current unrealized derivative gain	173,921	123,255
Natural gas and oil properties	5,157,566	4,084,013
Transportation and field assets	52,678	74,049
Other	319,963	240,082

	$5,845,470	$5,511,714

Liabilities and Stockholders’ Equity
Current liabilities	$506,274	$405,081
Current asset retirement obligation	5,005	4,020
Current unrealized derivative loss	—	352
Current liabilities of discontinued operations	653	34,237
Bank debt	187,000	274,000
Subordinated notes	1,787,967	1,686,536

Total long-term debt	1,974,967	1,960,536

Deferred tax liability	710,490	672,041
Unrealized derivative loss	173	13,412
Deferred compensation liability	169,188	134,488
Long-term asset retirement obligation and other	86,300	59,885
Long-term liabilities of discontinued operations	—	3,901
Common stock and retained earnings	2,242,136	2,163,803
Treasury stock	(6,343)	(7,512)
Accumulated other comprehensive income	156,627	67,470

Total stockholders’ equity	2,392,420	2,223,761

	$5,845,470	$5,511,714

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income	$(2,989)	$(317,719)	$58,026	$(239,256)
Adjustments to reconcile net income to net cash provided from operating activities:
(Income) loss discontinued operations	164	308,412	(15,320)	327,954
(Gain) loss from equity investment, net of distributions	(8,028)	(9,196)	16,871	(7,366)
Deferred income tax expense (benefit)	(425)	(9,824)	34,920	51,746
Depletion, depreciation, amortization and proved property impairment	97,092	71,227	379,902	281,743
Exploration dry hole costs	1,373	2,039	3,888	3,700
Abandonment and impairment of unproved properties	27,639	19,025	79,703	49,738
Mark-to-market (gain) loss on oil and gas derivatives not designated as hedges	51,331	25,971	(15,762)	2,086
Unrealized derivative (gain) loss	348	13	(2,183)	(2,387)
Allowance for bad debts	500	3,608	946	3,608
Amortization of deferred financing costs, loss on extinguishment of debt, and other	1,705	1,181	25,458	10,072
Deferred and stock-based compensation	20,220	24,651	86,979	34,964
(Gain) loss on sale of assets and other	(3,539)	1,514	(2,259)	(76,642)

Changes in working capital:
Accounts receivable	(22,533)	(4,777)	(52,112)	(6,512)
Inventory and other	(10)	2,074	865	(333)
Accounts payable	20,443	(9,498)	738	2,867
Accrued liabilities and other	33,825	(6,239)	9,540	(2,096)

Net changes in working capital	31,725	(18,440)	(40,969)	(6,074)

Net cash provided from continuing operations	217,116	102,462	610,200	433,886
Net cash provided from discontinued operations	727	10,330	21,437	79,436

Net cash provided from operating activities	$217,843	$112,792	$631,637	$513,322

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING

ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS

BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net cash provided from operating activities, as reported	$217,843	$112,792	$631,637	$513,322
Net changes in working capital from continuing operations	(31,725)	18,440	40,969	6,074
Exploration expense	22,669	13,705	73,371	52,597
Office closing severance/exit accrual	—	—	—	5,138
Lawsuit settlements	302	331	540	3,366
Equity method investment distribution / intercompany elimination	7,673	8,848	(15,827)	8,848
Non-cash compensation adjustment	305	2,339	490	806
Net changes in working capital from discontinued operations and other	(1,125)	2,799	6,145	(13,297)

Cash flow from operations before changes in working capital, a non-GAAP measure	$215,942	$159,254	$737,325	$576,854

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Basic:
Weighted average shares outstanding	161,253	160,083	160,906	159,708
Stock held by deferred compensation plan	(2,840)	(2,921)	(2,876)	(2,834)

Adjusted basic	158,413	157,162	158,030	156,874

Dilutive:
Weighted average shares outstanding	161,253	160,083	160,906	159,708
Anti-dilutive or dilutive stock options under treasury method	(1,202)	(2,921)	(1,465)	(1,280)

Adjusted dilutive	160,051	157,162	159,441	158,428

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES

AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO

CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL

PRICES WITH AND WITHOUT THIRD PARTY

TRANSPORTATION, GATHERING AND COMPRESSION FEES

non-GAAP measures

(Unaudited, in thousands, except per unit data)

	As Reported, GAAP Excludes Barnett Operations			Non-GAAP Includes Barnett Operations
	Three Months Ended December 31,			Three Months Ended December 31,
	2011	2010	%	2011	2010	%
Natural gas, NGLs and oil sales components:
Natural gas sales	$165,300	$114,761		$165,256	$138,839
NGLs sales	79,995	51,256		80,215	63,175
Oil sales	43,489	36,261		43,501	36,820
Cash-settled hedges (effective):
Natural gas	42,936	29,601		42,936	29,601
Crude oil	—	—		—	—

Total natural gas, NGLs and oil sales, as reported	$331,720	$231,879	43%	$331,908	$268,435	24%

Derivative fair value income (loss) components:
Cash-settled derivatives (ineffective):
Natural gas	$9,122	$18,758		$9,122	$18,758
NGLs	6,524	—		6,524	—
Crude oil	(1,847)	—		(1,847)	—
Change in mark-to-market on unrealized derivatives	(51,331)	(25,971)		(51,331)	(25,971)
Unrealized ineffectiveness	(348)	(13)		(348)	(13)

Total derivative fair value income (loss), as reported	$(37,880)	$(7,226)		$(37,880)	$(7,226)

Natural gas, NGLs and oil sales, including all cash-settled derivatives: (c)
Natural gas sales	$217,358	$163,120		$217,314	$187,198
NGLs sales	86,519	51,256		86,739	63,175
Oil sales	41,642	36,261		41,654	36,820

Total	$345,519	$250,637	38%	$345,707	$287,193	20%

Third party transportation, gathering and compression fee components:
Natural gas	$32,441	$20,009		$32,458	$21,932
NGLs	2,135	—		2,135	—

Total	$34,576	$20,009		$34,593	$21,932

Production during the period (a):
Natural gas (mcf)	45,147,273	28,998,826	56%	45,173,850	37,713,342	20%
NGLs (bbl)	1,553,546	1,201,785	29%`	1,557,673	1,501,093	4%
Oil (bbl)	497,440	501,612	-1%	497,585	508,485	-2%
Gas equivalent (mcfe) (b)	57,453,189	39,219,208	46%	57,505,398	49,770,810	16%

Production – average per day (a):
Natural gas (mcf)	490,731	315,205	56%	491,020	409,928	20%
NGLs (bbl)	16,886	13,063	29%	16,931	16,316	4%
Oil (bbl)	5,407	5,452	-1%	5,409	5,527	-2%
Gas equivalent (mcfe) (b)	624,491	426,296	46%	625,059	540,987	16%

Average prices realized, including cash-settled derivatives and early cash-settled hedges: (c)
Natural gas (mcf)	$4.81	$5.63	-15%	$4.81	$4.96	-3%
NGLs (bbl)	$55.69	$42.65	31%	$55.68	$42.09	32%
Oil (bbl)	$83.71	$72.29	16%	$83.71	$72.41	16%
Gas equivalent (mcfe) (b)	$6.01	$6.39	-6%	$6.01	$5.77	4%

Average prices realized, including cash-settled derivatives and early cash-settled hedges: (d)
Natural gas (mcf)	$4.10	$4.94	-17%	$4.09	$4.38	-7%
NGLs (bbl)	$54.32	$42.65	27%	$54.31	$42.09	29%
Oil (bbl)	$83.71	$72.29	16%	$83.71	$72.41	16%
Gas equivalent (mcfe) (b)	$5.41	$5.88	-8%	$5.41	$5.33	2%

(a)	Represents volumes sold regardless of when produced.
(b)	Oil and NGLs are converted to mcfe at a rate of one barrel equals six mcf based upon the approximate relative energy content of oil and natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.
(c)	Excluding third party transportation, gathering and compression costs.
(d)	Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES

AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO

CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL

PRICES WITH AND WITHOUT THIRD PARTY

TRANSPORTATION, GATHERING AND COMPRESSION FEES

non-GAAP measures

(Unaudited, in thousands, except per unit data)

	As Reported, GAAP Excludes Barnett Operations				Non-GAAP Includes Barnett Operations
	Twelve Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	%		2011	2010	%
Natural gas, NGLs and oil sales components:
Natural gas sales	$611,864	$481,564			$651,533	$604,618
NGLs sales	268,846	143,132			278,995	175,236
Oil sales	168,961	133,822			169,722	136,442
Cash-settled hedges (effective):
Natural gas	123,595	64,749			132,201	64,749
Crude oil	—	23			—	23

Total natural gas, NGLs and oil sales, as reported	$1,173,266	$823,290	43%		$1,232,451	$981,068	26%

Derivative fair value income (loss) components:
Cash-settled derivatives (ineffective):
Natural gas	$22,104	$35,636			$22,104	$35,636
NGLs	9,612	—			9,612	—
Crude oil	(9,574)	15,697			(9,574)	15,697
Change in mark-to-market on unrealized derivatives	15,762	(2,086)			15,762	(2,086)
Unrealized ineffectiveness	2,183	2,387			2,183	2,387

Total derivative fair value income (loss), as reported	$40,087	$51,634			$40,087	$51,634

Natural gas, NGLs and oil sales, including all cash-settled derivatives: (c)
Natural gas sales	$757,563	$581,949			$805,838	$705,003
NGLs sales	278,458	143,132			288,607	175,236
Oil sales	159,387	149,542			160,148	152,162

Total	$1,195,408	$874,623	37%		$1,254,593	$1,032,401	22%

Third party transportation, gathering and compression fee components:
Natural gas	$114,289	$62,837			$119,546	$71,461
NGLs	6,466	—			6,466	—

Total	$120,755	$62,837			$126,012	$71,461

Production during the period (a):
Natural gas (mcf)	145,206,124	106,147,511	37%		157,001,395	142,033,760	11%
NGLs (bbl)	5,352,181	3,600,469	49%	`	5,572,829	4,490,199	24%
Oil (bbl)	1,959,608	1,934,417	1%		1,967,881	1,969,049	0%
Gas equivalent (mcfe) (b)	189,076,858	139,356,832	36%		202,245,656	180,789,253	12%
Production – average per day (a):
Natural gas (mcf)	397,825	290,815	37%		430,141	389,134	11%
NGLs (bbl)	14,664	9,864	49%		15,268	12,302	24%
Oil (bbl)	5,369	5,300	1%		5,391	5,395	0%
Gas equivalent (mcfe) (b)	518,019	381,800	36%		554,098	495,313	12%
Average prices realized, including cash-settled derivatives and early cash-settled hedges: (c)
Natural gas (mcf)	$5.22	$5.48	-5%		$5.13	$4.96	3%
NGLs (bbl)	$52.03	$39.75	31%		$51.79	$39.03	33%
Oil (bbl)	$81.34	$69.19	18%		$81.38	$69.31	17%
Gas equivalent (mcfe) (b)	$6.32	$6.16	3%		$6.20	$5.62	10%
Average prices realized, including cash-settled derivatives and early cash-settled hedges: (d)
Natural gas (mcf)	$4.43	$4.89	-9%		$4.37	$4.46	-2%
NGLs (bbl)	$50.82	$39.75	28%		$50.63	$39.03	30%
Oil (bbl)	$81.34	$69.19	18%		$81.38	$69.31	17%
Gas equivalent (mcfe) (b)	$5.68	$5.71	-1%		$5.58	$5.23	7%

(a)	Represents volumes sold regardless of when produced.
(b)	Oil and NGLs are converted to mcfe at a rate of one barrel equals six mcf based upon the approximate relative energy content of oil and natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.
(c)	Excluding third party transportation, gathering and compression costs. Early settled oil hedges of $15.7 million in 2010 are excluded from realized pricing calculation.
(d)	Net of transportation, gathering and compression costs. Early settled oil hedges of $15.7 million in 2010 are excluded from realized pricing calculation.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

AS REPORTED TO INCOME FROM OPERATIONS BEFORE INCOME TAXES

EXCLUDING CERTAIN ITEMS, a non-GAAP measure

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	%	2011	2010	%
(Loss) income from continuing operations before income taxes, as reported	$(2,614)	$(19,956)	87%	$78,263	$139,608	-44%
Adjustment for certain items:
(Gain) loss on sale of properties	(3,539)	1,514		(2,259)	(76,642)
Barnett discontinued operations less gain on sale	(177)	(6,120)		18,827	(22,711)
Change in mark-to-market on unrealized derivatives (gain) loss	51,331	25,971		(15,762)	2,086
Unrealized derivative (gain) loss	348	13		(2,183)	(2,387)
Abandonment and impairment of unproved properties	27,639	19,025		79,703	49,738
Loss on early extinguishment of debt	—	—		18,576	5,351
Proved property impairment	—	—		38,681	6,505
Termination costs	—	—		—	7,938
Lawsuit settlements	302	331		540	3,366
Transportation and gathering – non-cash stock compensation	348	277		1,455	1,203
Direct operating – non-cash stock compensation	571	538		1,987	2,007
Exploration expenses – non-cash stock compensation	940	978		4,108	4,209
General & administrative – non-cash stock compensation	8,756	7,773		36,244	34,174
Deferred compensation plan – non-cash stock compensation	9,640	14,978		43,209	(10,216)

Income from operations before income taxes, as adjusted	93,545	45,322	106%	301,389	144,229	109%
Income tax expense, as adjusted
Current	636	(826)		637	(836)
Deferred	39,648	15,743		124,373	55,750

Net income excluding certain items, a non-GAAP measure	$53,261	$30,405	75%	$176,379	$89,315	97%

Non-GAAP income per common share
Basic	$0.34	$0.19	79%	$1.12	$0.57	96%

Diluted	$0.33	$0.19	74%	$1.11	$0.56	95%

Non-GAAP diluted shares outstanding, if dilutive	160,051	160,707		159,441	158,428

HEDGING POSITION AS OF FEBRUARY 20, 2012

(Unaudited)

	Daily Volume	Hedge Price	Premium (Paid) / Received
Gas (Mmbtu)
1Q 2012 Swaps	160,000	$4.10	($0.02)
1Q 2012 Collars	189,641	$5.32 - $5.91	($0.28)
2Q 2012 Swaps	210,000	$3.94	($0.01)
2Q 2012 Collars	189,641	$5.32 - $5.91	($0.28)
3Q 2012 Swaps	160,000	$4.18	($0.02)
3Q 2012 Collars	279,641	$4.76 - $5.22	($0.19)
4Q 2012 Swaps	200,000	$4.07	($0.02)
4Q 2012 Collars	279,641	$4.76 - $5.22	($0.19)

2013 Swaps	40,000	$3.82	—
2013 Collars	240,000	$4.73 - $5.20	—

2014 Collars	90,000	$4.25 - $4.85	—

Oil (Bbls)
1Q 2012 Calls	4,700	$85.00	$13.71
1Q 2012 Collars	2,000	$70.00 - $80.00	$7.50
2Q 2012 Calls	2,200	$85.00	$13.71
2Q 2012 Collars	4,500	$75.56 - $82.78	$10.18
3Q 2012 Calls	2,200	$85.00	$13.71
3Q 2012 Collars	4,500	$75.56 - $82.78	$9.30
4Q 2012 Calls	2,200	$85.00	$13.71
4Q 2012 Collars	4,500	$75.56 - $82.78	$8.56

2013 Swaps	4,756	$96.49	—
2013 Collars	3,000	$90.60 - $100.00	—

2014 Swaps	3,000	$93.33	—
2014 Collars	2,000	$85.55 - $100.00	—

NGLs (Bbls)
1Q 2011 Swaps	12,000	$96.28	—
2Q 2011 Swaps	12,000	$96.28	—
3Q 2011 Swaps	12,000	$96.28	—
4Q 2011 Swaps	12,000	$96.28	—
2013 Swaps	6,000	$87.33	—

NOTE:	SEE WEBSITE FOR OTHER SUPPLEMENTAL INFORMATION FOR THE PERIODS